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                            NETWORK ACCESS AGREEMENT
                                    BETWEEN
                        ROCKPORT COMMUNITY NETWORK, INC.
                                      AND
                                  TARECO, INC.

THIS NETWORK ACCESS AGREEMENT is by and between Rockport Community Network, Inc. hereinafter referred to as "RCN," a Nevada corporation, and Tareco, Inc. hereinafter referred to as "TI," a Texas corporation.

                                    RECITALS

WHEREAS RCN has entered into various agreements with its clients to make available to its clients' eligible employees or insureds and their dependents and other persons certain health care services at reduced costs, and

WHEREAS TI has entered into agreements with various providers of health care, who have agreed to make available certain health care services at reduced costs, hereinafter referred to as the "Network,"

WHEREAS RCN desires to utilize the Network of TI for the use and benefits of RCN's clients and their eligible Qualified Participants.

NOW THEREFORE for and in consideration of the premises and the mutual covenants in this agreement, the receipt and adequacy of which are acknowledged, RCN and TI agree as follows:

                                I.  DEFINITIONS

For the purpose of this agreement, certain terms are defined as follows:

  1.1   AGREEMENT:  This RCN agreement between RCN and TI.

  1.2 NORMAL OR BILLED CHARGES: This charge of participating providers, physicians, or hospitals for a service, based upon fees that are usual and customary to that provider and consistent with community standards or based upon hospital standard charges, as adjusted from time to time by participating providers, physicians, or hospitals during the term of this agreement and before any discount is applied in accordance with this agreement.

  1.3 QUALIFIED PARTICIPANT: Any individual eligible to receive covered health care services through the network.

  1.4 PARTICIPATING HOSPITALS: Any hospital that has an agreement with TI to provide hospital services to Qualified Participants at reduced rates.

  1.5 PARTICIPATING PROVIDER: Those hospitals, physicians, and other organizations or individuals who have agreements directly with TI or have subcontracted with a party who has an agreement with TI to provide certain health care services to Qualified Participants at reduced rates.

  1.6 CLIENTS: Any employer, third-party administrator, trust, insurance company, or entity that has entered into a contract with RCN to obtain services for Qualified Participants from participating providers.

  1.7 THIRD-PARTY ADMINISTRATOR: Any organization that, through a contract with a Client, is responsible for the administration of claims (also called "claims payor").

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                               II.  DUTIES OF RCN

  2.1 INCENTIVES AND PROMOTIONS: RCN shall only accept as Clients those organizations and entities that establish and maintain significant incentives that will encourage Qualified Participants to obtain health care services from participating providers. Clients shall be required to use its best efforts to communicate and promote the use of the network to the Qualified Participants and to provide RCN with appropriate information relating to Qualified Participants. RCN shall require the right to review all plan documents, descriptions, and other information furnished to Qualified Participants regarding the network.

  2.2 REPRICING: Initially, TI will reprice bills for health services rendered to Qualified Participants within 48 hours of receipt of claim. As soon as RCN can demonstrate to TI's satisfaction that they are prepared to reprice, RCN shall receive bills for health services rendered to their Client's Qualified Participants from either the provider, the client or the clients contracted claims payor, apply the discounts in the provider's agreement with TI, and send the repriced bills to Client or claims payor for adjudication and payment with a copy to TI.

  2.3 REPORTS: Initially, TI will provide RCN with a monthly report of each claim repriced that month showing billed charges, savings, PPO rate and fee charged if the fee is based on a percentage of savings. As soon as RCN can demonstrate to TI's satisfaction that they are prepared to reprice, RCN shall provide TI with a monthly report of each claim repriced that month showing billed charges, savings, PPO rate and fee charged if the fee is based on a percentage of savings for the claims processed for their Clients. The report will also reflect for those Client's charges a capitated per Qualified Participant, per month fee and have Qualified Participants located in currently contracted areas, the name of the client, number of Qualified Participants, per month rate and the total fee charged for those Qualified Participants.

  2.4 IDENTIFICATION: RCN shall require its Clients to agree that it shall require all of their Qualified Participants to identify themselves as RCN/Tareco PPO members to TI's facilities and physicians at the time health care services are required.

  2.5 NOTIFICATION OF COMPLAINTS: RCN agrees to refer to TI in a timely manner any complaint, controversy or contract problem arising out of delivery of services by TI's participating providers.

  2.6 RCN agrees to inform, encourage and where possible, enforce a prompt payment schedule on its Clients. All provider contracts are payable within thirty (30) days of receipt of all necessary information to complete the claim or the claim shall be paid at billed charges.

                               III.  DUTIES OF TI

  3.1 PROVIDERS: TI shall provide a network of providers located in the state of Texas that shall have entered into an agreement, directly or through an entity that has the right to enter into such an agreement on their behalf, to provide certain health care services to Qualified Participants for fees that are less than their usual and customary fees.

  3.2 PROVIDER LOCATIONS: TI shall provide RCN with a current list of participating providers monthly.

  3.3 CONTRACTUAL RATES: TI shall provide RCN with all of the information necessary to apply the contractual rates of the providers to the health claims of RCN's Clients in an accurate manner.

  3.4 HOSPITAL ADMISSIONS: TI shall, unless otherwise set forth in this agreement or an attachment hereto, require that Qualified Participants of RCN's Clients requiring admission to a participating hospital be considered for admission in accordance with the policies and procedures of participating hospitals.

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  3.5   PHYSICIAN SERVICES:  TI shall use its best efforts to require participating physicians, according to individual provider agreements with TI, to make available to RCN's Client's Qualified Participants their usual and customary services.

  3.6 RESULTS, ACCESS, QUALITY, AND AVAILABILITY OF SERVICES: TI does not guarantee the results of, quality of, availability of, or access to services provided under the network that Qualified Participants seek from participating provider. In the event a Qualified Participant cannot obtain services from a participating provider, TI shall not be responsible for any portion of the costs relating to such services obtained from a non-participating provider.

  3.7 CREDENTIALING: TI shall warrant that credentialing standards and practices have been adhered to by their staff in accordance with the usual and customary practices in the industry. TI shall be solely, exclusively and independently liable for the negligent review and/or approval of its provider's credentials, and with respect hereto, shall hold RCN and its Clients harmless. TI agrees to immediately notify RCN of any changes in the credentials of a provider(s).

  3.8 NOTIFICATION TO PROVIDERS: TI shall transmit in a timely manner to their providers, notification of this Network Access Agreement and instructions regarding compliance with the administrative procedures, billing and accounting procedures and any utilization program required.

                            IV.  PAYMENT AND CHARGES

  4.1 ACCESS FEES: RCN agrees to pay to TI monthly access fees to use the TI network as follows:

        RCN Clients with fee based on a percentage of savings--RCN agrees to pay an access fee for each claim submitted by its Clients using the participating providers of TI's Network and repriced by RCN equal to forty percent (40%) of the net fee billed and collected by RCN for the claim.

        RCN Clients with fixed fee based on per Qualified Participant, per month--RCN agrees to pay an access fee for each of its Client's Qualified Participants where a TI participating provider is located or available equal to forty percent (40%) of the net monthly fee charged to the Client by RCN for those Qualified Participants.

  4.2 ADJUSTMENTS: Any adjustment by RCN to a prior month's billing for a client reducing or increasing the fees above will be reflected on the current month's payment to TI.

  4.3 PAYMENTS: All payments from RCN to TI for a month's activity will be paid within 15 days after they have been received from Clients by RCN.

                          V.  RELATIONSHIP OF PARTIES

  5.1 INDEPENDENT CONTRACTORS: RCN is an independent contractor and is not an agent or employee of TI, and nothing in this agreement shall be construed to create a relationship of employee-- employer or agent--principal.

  5.2 TI'S RELATIONSHIP TO PROVIDERS: RCN acknowledges that TI makes no representation or warranty regarding the quality or availability of the services of the participating providers, and TI shall not be responsible for any claim or expense that arises from such services, the failure or refusal to provide such services, or the provision of such services to individuals not eligible. RCN acknowledges that the discounts provided under the network are subject to change without notice and that such discounts may not apply to all services provided by participating providers.

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  5.3   PROVIDER--PATIENT RELATIONSHIP:  Participating providers are exclusively responsible for the maintenance of the physician--patient and hospital--patient relationship with Qualified Participants and are solely responsible to such persons for all services.

                              VI.  INDEMNIFICATION

  6.1-1 INDEMNIFICATION OF TI: In addition to the other indemnity provisions of this agreement, RCN agrees to indemnify and hold TI and its officers, directors, employees, and agents harmless from all claims, causes of action, and damages of whatever nature arising out of the acts or omissions of RCN. This indemnity shall extend to and include all costs and expenses, including attorney's fees and costs of court, incurred by RCN in any lawsuit, threatened litigation, arbitration, dispute resolution proceeding, bankruptcy, or administrative proceeding.

  6.1-2 INDEMNIFICATION OF RCN: In addition to the other indemnity provisions of this agreement, TI agrees to indemnify and hold RCN and its officers, directors, employees, and agents harmless from all claims, causes of action, and damages of whatever nature arising out of the acts of omissions of TI. This indemnity shall extend to and include all costs and expenses, including attorney's fees and costs of court, incurred by RCN in any lawsuit, threatened litigation, arbitration, dispute resolution proceeding, bankruptcy, or administrative proceeding.

  6.2 LEGAL DEFENSE: The defense of any legal action instituted on a claim for benefits under the network shall not be an obligation of RCN. RCN shall, however, cooperate with TI by furnishing such material or information as is available in connection with the defense of any such action.

  6.3 RCN NOT GUARANTOR OR INSURER: RCN will not be liable for the payment of any claims relating to benefits provided under this agreement. RCN is neither the insurer, guarantor, indemnifier, nor underwriter of Client's responsibility to provide benefits to Qualified Participants.

                    VII.  TERM AND TERMINATION OF AGREEMENT

  7.1 TERM: This agreement shall remain in force and effect for a term of one year commencing on June 1, 1998, the "effective date," and expiring on May 31, 1999, the "Term," and automatically renew unless either party notifies the other party not later than thirty days prior to the renewal date.

  7.2 NOTICE OF TERMINATION: Either party, at any time during the term of this agreement, may cancel this agreement, with or without cause, upon providing the other party with sixty days' prior written notice.

  7.3 EFFECT OF TERMINATION: Termination of this agreement shall not affect the rights and obligations of the parties arising out of transactions occurring prior to termination. RCN acknowledges that the participating provider may refuse to provide services at a discount immediately upon termination even if a Qualified Participant's hospitalization or course of treatment is not yet complete.

  7.4 AUTOMATIC TERMINATION: This agreement shall automatically terminate upon business failure of the parties, appointment of a receiver or trustee for any asset or assets or operations of the parties, insolvency or the commission of any act of bankruptcy by the parties, assignment for the benefit of creditors, the commencement of any proceedings under any bankruptcy or insolvency law or against the parties, or levy, seizure, or attachment of any assets of the parties.

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                              VIII.  MISCELLANEOUS

  8.1 LEGAL FEES AND COSTS: If any action at law or in equity, including an action for declaratory relief, is brought to enforce any covenant or provision contained herein, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees from the other party, which fees may be sent by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

  8.2 CHOICE OF LAW AND VENUE: This agreement shall be construed under and in accordance with the law of the state of Texas, and all obligations of the parties created hereunder are performable in Harris County, Texas.

  8.3 ASSIGNMENT: This agreement in whole or in part shall not be assigned without the prior written consent of the other party.

  8.4 WAIVER OF BREACH: the waiver by either party of breach or violation of any provision of the agreement shall not operate as, nor be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

  8.5 FORCE MAJEURE: Neither party shall be liable nor deemed to be in default for any delay or failure to perform under this agreement deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquake, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other cause beyond the reasonable control of either party.

  8.6 NOTICE: Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

               Rockport Community Network, Inc.

                                                Larry K. Hinson
                                                Secretary-Treasurer
                                                50 Briar Hollow Lane, Suite 515W
                                                Houston, TX 77027

               Tareco, Inc.

                                                William O'Keefe
                                                One Cornerstone Plaza
                                                P.O. Box 680185
                                                Houston, Texas 77268-0185

        or to such other address and to the attention of such other person or officer as either party may designate in writing

  8.7 SEVERABILITY: In the event any provision of this agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this agreement, which shall be in full force and effect, enforceable in accordance with its terms.

  8.8 ENTIRE AGREEMENT/AMENDMENT: This agreement supersedes all previous contracts and constitutes the entire agreement between or among the parties. No party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this agreement, the parties rely solely upon the representations and agreements contained in this agreement and that all

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        representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this agreement shall be recognized unless and until made in writing and signed by all parties hereto.

  8.8 COUNTERPARTS: This agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

  8.9 REFERENCE TO RCN: RCN agrees that TI may refer to RNCI in informing participating providers and potential participating providers about the organizations, funds, and employers participating in the network.

  8.10 THIRD-PARTY RIGHTS: This agreement is entered into by and between the parties hereto and for their benefits. No third party shall have any right to enforce or enjoy any benefit created or established under this agreement.

  8.11 HEADINGS: The headings used in this agreement are used for administrative services only and do not constitute substantive matter to be considered in construing the terms of this agreement.

The parties hereto have caused this agreement to be executed in multiple originals by their duly authorized officers, as of the 29th day of May, 1998.

ROCKPORT COMMUNTIY NETWORK, INC.              TARECO, INC.

By: /s/ WILLIAM O'KEEFE                       By: /s/ HARRY M. NEER
---------------------------------------       ---------------------------------------
Title: Pres                                   Title: President
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Date: 5/29/98                                 Date: 5/29/98
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